UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MN	New York Stock Exchange
Common Stock Purchase Rights	MN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, Manning & Napier, Inc. (the “Company”) entered into an amendment to the employment agreement with its Chief Executive Officer, Marc Mayer (the “Amendment”). Pursuant to the Amendment, in the fourth quarter of each year, the Compensation Committee of the Board of Directors (“Committee”) and Mr. Mayer will negotiate in good faith to determine Mr. Mayer’s target annual incentive amount for the following year. This process is in effect for target annual incentive amounts in 2021 and all later years. The Committee determined that Mr. Mayer’s target annual incentive would be $2.4 million for the year ending December 31, 2021, which within the context of expected performance, may be subject to an upward or downward adjustment of approximately 25% in the Committee’s discretion. In addition, the Amendment provides for up to 40% of each annual incentive to be deferred and paid in the form of an award pursuant to the Company’s Deferred Incentive Compensation Program and subject to the terms and conditions of the Manning & Napier, Inc. 2018 Long-Term Incentive Plan (the “Plan”). Under that program, a deferred award is invested in units of the Manning & Napier Fund, Inc. Awards under the program vest over three years, with the first one-third vesting at the end of the first year, provided that the participant remains employed with the Company. Upon vesting, the participant receives the full value of the mutual fund account. A copy of the Amendment is attached hereto as Exhibit 10.1.

In conjunction with entering into the Amendment, the Committee determined to increase the amount of Mr. Mayer’s base salary from $500,000 to $600,000 for the year ending December 31, 2021. The Committee also approved an award of restricted stock units under the Plan equal to $1,000,000 to be granted to Mr. Mayer on February 1, 2021, vesting one-fourth on each of February 1, 2023, 2024, 2025 and 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*	First Amendment to Employment Agreement of Marc Mayer, effective December 31, 2020

(*)	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: January 7, 2021	By:	/s/ Sarah C. Turner
Name: Sarah C. Turner
Title: Corporate Secretary